UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2022

Kronos Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31763	76-0294959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620
(Address of Principal Executive Offices, and Zip Code)

Registrant’s Telephone Number, Including Area Code
(972) 233-1700

 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2022, the registrant’s board of directors elected James M. Buch as the registrant’s president and chief executive officer. Mr. Buch was formerly the registrant’s president and chief operating officer. Robert D. Graham was formerly the registrant’s chief executive officer, and Mr. Graham continues to serve as the registrant’s vice chairman of the board.

Also effective May 18, 2022, the registrant’s board of directors increased the size of the board from seven to nine and elected R. Colin Gouveia and James M. Buch to fill the newly created vacancies, with each to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  The board of directors also appointed Mr. Gouveia to serve on its audit committee.

Mr. Gouveia, age 58, has served as senior vice president and general manager, elastomeric material solutions of Rogers Corporation, a publicly traded manufacturer of engineered materials, since 2019.  Prior to joining Rogers Corporation, Mr. Gouveia was vice president and general manager of Eastman Chemical Co. from 2014 to 2019. Earlier experience includes serving as executive vice president, president North America for Taminco Corporation from 2014 until its purchase by Eastman Chemical in 2019, and serving in various roles for The Dow Chemical Company from 2009 to 2012 and for Rohm and Haas Company from 2003 to 2009.

Mr. Buch, age 61, has served as the registrant’s president since June 2021 and had served as its chief operating officer since 2015.  He served as the registrant’s chief operating officer, global commercial, from 2014 to 2015.  He currently serves as senior vice president of Contran Corporation, the parent corporation of the registrant’s consolidated tax group. Previously, he served Titanium Metals Corporation as its vice president from 2001 to 2011 and as its executive vice president, commercial from 2011 to 2013.

Mr. Buch is an employee of Contran and provides his services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2022 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2022 proxy statement, which discussion is also incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2022 annual meeting of stockholders on May 18, 2022.  At the 2022 annual meeting, the registrant’s stockholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 29, 2022.  Stockholders present at the 2022 annual meeting, either in person or by proxy, represented 94.6% of the 115,461,627 shares eligible to vote at the meeting.

Proposal 1:  Election of Directors

The registrant’s stockholders elected Ms. Loretta J. Feehan, Mr. Robert D. Graham, Mr. John E. Harper, Ms. Meredith W. Mendes, Mr. Cecil H. Moore, Jr., Gen. Thomas P. Stafford (ret.) and Dr. R. Gerald Turner as directors.  Each director nominee received votes “For” his or her election from at least 86.9% of the shares eligible to vote at the annual meeting.

Proposal 2:  Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2022 proxy statement.  The resolution received the approval from 86.0% of the shares eligible to vote at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 18, 2022, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.  The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 18, 2022 issued by the registrant.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: May 18, 2022	By:	/s/ Tim C. Hafer
Tim C. Hafer, Executive Vice President and Chief Financial Officer